Exhibit 99.1

For Release at 1:05 p.m. PST 2/28/17

Scott Deeter Joins Iteris Board of Directors

Agriculture Biotech Pioneer to Accelerate ClearAg Digital Farming Platform Expansion

SANTA ANA, CALIF. — February 28, 2017 —  Iteris, Inc. (NASDAQ: ITI), the global leader in applied informatics for transportation and agriculture, today announced that Scott Deeter, president and CEO of Ventria, has been elected to its Board of Directors.

Deeter has served as Ventria’s President and CEO and as a director since 2002. Ventria is the first company to commercialize recombinant proteins derived from a plant-based manufacturing system.

“We are very pleased for Scott to join Iteris as an independent director,” said Tom Thomas, Chairman of the Board for Iteris. “Our entire board is impressed with Scott’s proven business acumen and insights into emerging markets for technology, as well as his broad understanding of the agriculture value chain. As a highly regarded entrepreneur, Scott will contribute substantial value to Iteris, drawing on his extensive background in pioneering and commercializing new technologies.”

“Iteris ClearAg® delivers science-based insights to make agriculture more sustainable and productive,” said Deeter. “There is a profound need to optimize the use of farmland to generate food, fiber and fuel for billions of people now and in the future. ClearAg, which is used by growers, crop scientists, and field service personnel around the world, is uniquely positioned to address this critical challenge.”

Prior to Ventria, Deeter served as President and CEO and as a director of CyberCrop, a supply chain software company connecting producers with their markets to optimize quality, logistics and efficiency. Previously, Mr. Deeter started and led a joint venture between Cargill and F. Hoffmann-La Roche that commercialized pharmaceutical intermediates and functional food ingredients. Earlier in his career he was a member of the Technology and Life Sciences Group of Salomon Brothers. He is a graduate of the University of Kansas (BSc-Economics); University of Chicago (MBA); and London School of Economics (MSc-Economics).

About Iteris, Inc.

Iteris is the global leader in applied informatics for transportation and agriculture, turning big data into big breakthrough solutions. We collect, aggregate and analyze data on traffic, roads, weather, water, soil and crops to generate precise informatics that lead to safer transportation and smarter farming. Municipalities, government agencies, crop science companies, farmers and agronomists around the world use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive. Visit www.iteris.com for more information.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “outlooks,” “target,” “plans,” “seeks,” “estimates,” “may,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the impact and expected contribution of our new director.  Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, impact the new director will have on the company; our ability to be (and remain) competitive in new and existing market segments, and the impact of general economic, political and other conditions in the markets we address.  Further information on Iteris, Inc., including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Iteris Press Contact

Tom Roberts

Tel: (949) 270-9572

Email: tlr@iteris.com

Iteris Investor Contact

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com